                                                               Exhibit 99.1


                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS


The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 gives effect to the sale of U. S. Steel's coal mining assets, the acquisition of substantially all of the assets of National Steel Corporation (National), including certain effects of the new labor agreement with the United Steelworkers of America (USWA), as it relates to National's employees (as described in the notes to this unaudited pro forma condensed combined statement of operations) and the associated financing incurred by U. S. Steel to complete the acquisition as if these transactions had occurred on January 1, 2003.

The unaudited pro forma condensed combined statement of operations has been developed from the audited consolidated statement of operations of United States Steel Corporation (U. S. Steel) for the year ended December 31, 2003 and the unaudited consolidated statement of operations of National for the year-to-date period ended May 20, 2003.

The pro forma financial information herein is based on available information and certain assumptions that management believes are reasonable and which are described in the accompanying notes. In the opinion of management, all adjustments have been made to these financial statements to fairly present the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of U. S. Steel would have been had these transactions occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations. A number of factors may affect U. S. Steel's results. The unaudited pro forma condensed combined statement of operations should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of U. S. Steel and National.

                                   U. S. STEEL
     UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003 (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)



                                                 ADJUSTMENTS                             ADJUSTMENTS
                                                 FOR SALE OF                 NATIONAL        TO
                                   U. S. STEEL   COAL MINING     ADJUSTED   HISTORICAL    NATIONAL
                                    HISTORICAL   ASSETS (1)    U. S. STEEL     (2)           (3)
-----------------------------------------------------------------------------------------------------
Revenues and other income            $ 9,458     $ (112)(a)      $9,348       $1,031         $ (2)
                                                      2 (b)
Costs and expenses:
   Cost of revenues (excludes
       items below)                    8,469        (97)(a)       8,374          992          (67)
                                                      2 (b)
    Selling, general and
        administrative expenses          673          -             673           53          (12)
    Depreciation, depletion
      and amortization                   363          -             363           64            -
    Restructuring charges                683          -             683            -            -
    Pension curtailment                    -          -               -          106         (106)
                                 --------------------------------------------------------------------
Total costs and expenses              10,188        (95)         10,093        1,215         (185)

Income (loss) from operations
  before reorganization items           (730)       (15)           (745)        (184)         183
Reorganization Items                       -          -               -           11          (11)
Net interest and other
   financial costs                       130          -             130            5           (5)
                                 --------------------------------------------------------------------
Income (loss) before income taxes       (860)       (15)           (875)        (200)         199
Income tax provision (benefit)          (454)        (5)(c)        (459)           4           (4)

                                 --------------------------------------------------------------------
Income (loss) from continuing
    operations                          (406)       (10)           (416)        (204)         203

    Dividends on 7% Series B
       Mandatory Convertible
       Preferred Shares                   16          -              16            -            -
                                 --------------------------------------------------------------------
Income (loss) from continuing
  operations applicable to
  common stock                         $(422)      $(10)          $(432)       $(204)        $203
                                 --------------------------------------------------------------------

Income (loss) from continuing
  operations per share
  -Basic and diluted                  $(4.09)

Weighted average shares
outstanding, in thousands
  - Basic and diluted                103,179
-----------------------------------------------------------------------------------------------------


                                     ADJUSTED       PRO FORMA
                                     NATIONAL      ADJUSTMENTS   U. S. STEEL
                                        (4)            (5)        PRO FORMA
-------------------------------------------------------------------------------
Revenues and other income             $1,029        $(23)(d)       $10,354

Costs and expenses:
   Cost of revenues (excludes
       items below)                      925         (23)(d)         9,292
                                                      16 (e)
    Selling, general and
        administrative expenses           41           2 (e)           716
    Depreciation, depletion
      and amortization                    64         (48)(f)           379
    Restructuring charges                  -           -               683
    Pension curtailment                    -           -                 -
                                 ----------------------------------------------
Total costs and expenses               1,030         (53)           11,070

Income (loss) from operations
  before reorganization items             (1)         30              (716)
Reorganization Items                       -           -                 -
Net interest and other
   financial costs                         -          17(g)            147
                                 ----------------------------------------------
Income (loss) before income taxes         (1)         13              (863)
Income tax provision (benefit)             -           5(h)           (454)

                                 ----------------------------------------------
Income (loss) from continuing
    operations                            (1)          8              (409)

    Dividends on 7% Series B
       Mandatory Convertible
       Preferred Shares                    -           2 (i)            18
                                 ----------------------------------------------
Income (loss) from continuing
  operations applicable to
  common stock                          $ (1)         $6             $(427)
                                 ----------------------------------------------

Income (loss) from continuing
  operations per share
  -Basic and diluted                                                $(4.14)

Weighted average shares
outstanding, in thousands
  - Basic and diluted                                              103,179
-------------------------------------------------------------------------------


See Notes to Unaudited proforma condensed statement of operations.

                                   U. S. STEEL
                          NOTES TO PRO FORMA CONDENSED
                             STATEMENT OF OPERATIONS
                              (DOLLARS IN MILLIONS)


(1) Column reflects the adjustments for the sale of U. S. Steel's coal mining assets on June 30, 2003. The sale does not meet the criteria for presentation as a discontinued operation.

     (a) Reflects adjustment to remove revenues, cost of revenues, selling, general and administrative expenses, depreciation, depletion and amortization and the gain on disposal of assets related to the coal mining sale.

     (b) Reflects adjustment to reflect U. S. Steel's intercompany revenue and cost of revenues related to the coal mining assets, which were historically eliminated in consolidation.

     (c) Reflects the income tax effects of the adjustments made at the statutory rate of 35%.

(2) Column reflects a condensed historical statement of operations of National and was derived from National's unaudited debtor-in-possession consolidated statement of operations for the year-to-date period ended May 20, 2003. National's net sales, equity income of affiliates, other items, and net gain on the disposal of non-core assets and other related activities have been reclassified to revenues and other income to conform with U. S. Steel's presentation.

(3) Column reflects the elimination of revenues and other income and expenses associated with assets not purchased and liabilities not assumed from National. The following is a description of the significant adjustments reflected in this column:

     o The adjustments to cost of revenues and selling, general and administrative expenses primarily reflect the elimination of historical expenses related to pension and other postretirement benefits (OPEB) as a result of U. S. Steel not assuming any pension or OPEB liabilities under National's existing employee benefit plans or union contracts. In addition, the adjustments to cost of revenues include $7 million for the year ended December 31, 2003 related to costs associated to assets not purchased by U. S. Steel in the acquisition.

     o The adjustment to reorganization items reflects the removal of expenses related directly to National's bankruptcy proceedings and expenses incurred related to debtor-in-possession and other long-term agreements that are not being assumed by U. S. Steel in the acquisition.

                                   U. S. STEEL
                          NOTES TO PRO FORMA CONDENSED
                             STATEMENT OF OPERATIONS
                              (DOLLARS IN MILLIONS)


     o The adjustment to interest expense reflects the removal of interest expense associated with debt obligations of National not assumed by
          U. S. Steel in the acquisition.

     o The adjustment to income tax provision (benefit) reflects an adjustment to achieve a 35% statutory tax rate on the pre-tax income reflected in the Adjusted National column.

(4) Column reflects the revenues and expenses related to the assets acquired and liabilities assumed from National.

(5) Column reflects pro forma adjustments associated with the acquisition of substantially all of National's assets and the associated financing arrangements, as follows:


     (d) Reflects the elimination of revenues and cost of revenues for transactions between U. S. Steel and National that would be eliminated in consolidation.

     (e) Reflects the annual pension and OPEB expense associated with National's represented and non-represented employees. The amounts relating to employees represented by the USWA have been calculated based on the benefits offered under the new labor contract, which includes the workforce reduction under the Transition Assistance Program. U. S. Steel is not reflecting any wage savings related to the new labor agreement.

     (f) Reflects adjustments to reduce the historical depreciation, depletion and amortization recorded by National to reflect the reduced value of the property, plant and equipment and the value assigned to intangible assets that was recorded on U. S. Steel's books. The weighted average useful life of the property, plant and equipment and the intangible assets acquired is approximately 14 years and 6 years, respectively.

                                   U. S. STEEL
                          NOTES TO PRO FORMA CONDENSED
                             STATEMENT OF OPERATIONS
                              (DOLLARS IN MILLIONS)


     (g) Reflects interest expense and other financial costs associated with the financing of the acquisition of substantially all of National's assets as follows:


                                                                 Year ended
                                                                 December 31,
                                                                     2003
                                                                 ------------
          Interest on $450 of 9.75% Senior
               Notes due 2010...................                     $16(a)
          Amortization of deferred
               financing costs associated with
               the 9.75% Senior Notes.........                         1
                                                                     ---
          Pro forma adjustment for interest
               and other financial costs......                       $17

           (a) Annual interest of $44 million reduced by $27 million recorded in U. S. Steel historical financial statements during the period from May 20, 2003

     (h) Reflects the income tax effects of the pro forma adjustments presented in this column at the statutory tax rate of 35%.

     (i) Reflects an adjustment for dividends on the 5 million 7.00% Series B Mandatory Convertible Preferred Shares (liquidation preference $50/share) issued in February 2003, as if they had been issued on January 1, 2003.